EX99.28(d)(1)(iii)

Amendment to Investment Advisory and Management Agreement between
Jackson Variable Series Trust and Jackson National Asset Management, LLC

This Amendment is made by and between Jackson Variable Series Trust, a Massachusetts business trust (the "Trust"), and Jackson National Asset Management, LLC, a Michigan limited liability company (the "Adviser").

Whereas, the Trust and the Adviser are parties to an Investment Advisory and Management Agreement effective April 27, 2015 (the "Agreement"), whereby the Adviser agreed to serve as the investment adviser and business manager for the Funds of the Trust.

Whereas, the parties have agreed to amend Exhibit A of the Agreement to remove the JNL/Mellon Capital Frontier Markets 100 Index Fund ("Frontier Markets Fund") pursuant to the merger of the Frontier Markets Fund into another Fund effective April 25, 2016.

Now Therefore, the parties hereto agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B attached hereto.

3.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Adviser and the Trust have caused this Amendment to be executed and effective as of April 25, 2016. This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Jackson Variable Series Trust		Jackson National Asset Management, LLC

By:	/s/ Adam C. Lueck	By:	/s/ Mark D. Nerud
Name:	Adam C. Lueck	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule A
Dated: April 25, 2016
 (List of Funds)

Funds
JNAM Guidance – Interest Rate Opportunities Fund
JNAM Guidance – Conservative Fund
JNAM Guidance – Moderate Fund
JNAM Guidance – Growth Fund
JNAM Guidance – Moderate Growth Fund
JNAM Guidance – Maximum Growth Fund
JNAM Guidance – Alt 100 Fund
JNAM Guidance – Equity 100 Fund
JNAM Guidance – Fixed Income 100 Fund
JNAM Guidance – Real Assets Fund
JNL Tactical ETF Conservative Fund
JNL Tactical ETF Moderate Fund
JNL Tactical ETF Growth Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Growth Fund
JNL/AQR Risk Parity Fund
JNL/BlackRock Global Long Short Credit Fund
JNL/DFA U.S. Micro Cap Fund
JNL/DoubleLine® Total Return Fund
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
JNL/Epoch Global Shareholder Yield Fund
JNL/FAMCO Flex Core Covered Call Fund
JNL/Lazard International Strategic Equity Fund
JNL/Neuberger Berman Currency Fund
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
JNL/Nicholas Convertible Arbitrage Fund
JNL/PIMCO Credit Income Fund
JNL/PPM America Long Short Credit Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/The Boston Company Equity Income Fund
JNL/The London Company Focused U.S. Equity Fund
JNL/Van Eck International Gold Fund
JNL/WCM Focused International Equity Fund

A-1

Schedule B
Dated: April 25, 2016
 (Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
JNAM Guidance – Interest Rate Opportunities Fund	$0 to $500 million Over $500 million	.15% .10%
JNAM Guidance – Conservative Fund	$0 to $500 million Over $500 million	.15% .10%
JNAM Guidance – Moderate Fund	$0 to $500 million Over $500 million	.15% .10%
JNAM Guidance – Growth Fund	$0 to $500 million Over $500 million	.15% .10%
JNAM Guidance – Moderate Growth Fund	$0 to $500 million Over $500 million	.15% .10%
JNAM Guidance – Maximum Growth Fund	$0 to $500 million Over $500 million	.15% .10%
JNAM Guidance – Alt 100 Fund	$0 to $500 million Over $500 million	.15% .10%
JNAM Guidance – Equity 100 Fund	$0 to $500 million Over $500 million	.15% .10%
JNAM Guidance – Fixed Income 100 Fund	$0 to $500 million Over $500 million	.15% .10%
JNAM Guidance – Real Assets Fund	$0 to $500 million Over $500 million	.15% .10%
JNL Tactical ETF Conservative Fund	$0 to $1 billion Over $1 billion	.75% .70%
JNL Tactical ETF Moderate Fund	$0 to $1 billion Over $1 billion	.75% .70%
JNL Tactical ETF Growth Fund	$0 to $1 billion Over $1 billion	.75% .70%
JNL/American Funds® Global Growth Fund	$0 to $1 billion Over $1 billion	.80% .75%
JNL/American Funds® Growth Fund	$0 to $1 billion Over $1 billion	.85% .80%
JNL/AQR Risk Parity Fund	$0 to $1 billion Over $1 billion	.85% .80%
JNL/BlackRock Global Long Short Credit Fund	$0 to $1 billion Over $1 billion	.95% .90%
JNL/DFA U.S. Micro Cap Fund	$0 to $1 billion Over $1 billion	.80% .75%
JNL/DoubleLine® Total Return Fund	$0 to $1 billion Over $1 billion	.50% .45%
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	$0 to $1 billion Over $1 billion	.95% .90%
JNL/Epoch Global Shareholder Yield Fund	$0 to $1 billion Over $1 billion	.70% .65%
JNL/FAMCO Covered Call Fund	$0 to $1 billion Over $1 billion	.60% .55%
JNL/Lazard International Strategic Equity Fund	$0 to $1 billion Over $1 billion	.80% .75%
JNL/Neuberger Berman Currency Fund	$0 to $1 billion Over $1 billion	.70% .65%
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund	$0 to $1 billion Over $1 billion	.60% .55%
JNL/Nicholas Convertible Arbitrage Fund	$0 to $1 billion Over $1 billion	.85% .80%
JNL/PIMCO Credit Income Fund	$0 to $1 billion Over $1 billion	.40% .35%
JNL/PPM America Long Short Credit Fund	$0 to $1 billion Over $1 billion	.95% .90%
JNL/T. Rowe Price Capital Appreciation Fund	$0 to $1 billion Over $1 billion	.70% .65%
JNL/The Boston Company Equity Income Fund	$0 to $1 billion Over $1 billion	.55% .50%
JNL/The London Company Focused U.S. Equity Fund	$0 to $1 billion Over $1 billion	.70% .65%
JNL/Van Eck International Gold Fund	$0 to $1 billion Over $1 billion	.80% .75%
JNL/WCM Focused International Equity Fund	$0 to $1 billion Over $1 billion	.80% .75%

B-1